EXHIBIT

June 25, 2007

James J. Pryor, Chairman
First Valley Bancorp
Four Riverside Avenue
P.O. Box 1357
Bristol, CT  06011-1357

Dear Jim,

I hereby resign from the Board of Directors of First Valley Bancorp, Inc. and Valley Bank along with my various committee assignments of First Valley Bancorp, Inc. and Valley Bank.

Sincerely,

/s/ David W. Florian
David W. Florian